Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statements (Forms S-8 Nos. 333-191992, 333-203097, 333-205206 and 333-210185) pertaining to the 2013 Stock Incentive Plan, 2008 Stock Plan and Employee Stock Purchase Plan of Veracyte, Inc., and

(2)Registration Statement (Forms S-3 No. 333-205204);

of our report dated March 1, 2017, with respect to the financial statements of Veracyte, Inc. included in this Annual Report (Form 10-K) of Veracyte, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Redwood City, California

March 1, 2017